GLAST, PHILLIPS & MURRAY
A Professional Corporation

ATTORNEYS AND COUNSELORS

Larry D. Salmon
lsalmon@gpm-law.com

14801 Quorum Drive, Suite 500
Dallas, TX 75254-1449
(972) 419-8300
Telecopier (972) 419-8329

Houston
(713) 237-3111

(972) 419-8322

May 3, 2012

CERTIFIED MAIL NO. 7179 2983 0250 1006 0161
RETURN RECEIPT REQUESTED and
Via Facsimile No. 682-626-0003
Kent Texas Properties, LLC
7501 Tillman Rd.
Colleyville, TX 76034
Attn: Bryan Healey

Re: Agreement of Sale and Purchase of Improved Real Estate (the "Agreement") dated effective April 3, 2012 by and between Kent Texas Properties, LLC ("Seller") and Andrews-Dillingham Properties, Ltd. ("Purchaser") for the purchase and sale of the real property and improvements located at 4211 Cedar Springs, Dallas, Texas 75050 (the "Property")

Gentlemen:

Our firm represents Andrews-Dillingham Properties, Ltd. in connection with the above-referenced Agreement. Our client has concluded its inspection of the Property and, unfortunately, this letter shall constitute notice to you of our client's election to terminate the Agreement pursuant to the terms of Section 6.2 thereof. By copy of this letter, I am also notifying the Title Company of our client's election to terminate the Agreement and request the refund of the $25,000 earnest money less the $100.00 contract consideration.

Our client appreciated the opportunity to inspect your property and regrets that it was not satisfactory for our client's needs. If you have any questions in this regard, please do not hesitate to contact me.

Very truly yours,

GLAST PHILLIPS & MURRAY, P.C.

By: Larry D. Salmon, P.C.

LDS:dol
cc: Andrews-Dillingham Properties, Ltd.
cc: Whitney A. Bowling via fax # 214-473-8685
cc: Tim Richards via email
5059422_1.DOC